EXHIBIT 10.5.6

SIXTH AMENDMENT TO

MORTGAGE PARTNERSHIP FINANCE®

SERVICES AGREEMENT

THIS SIXTH AMENDMENT TO SERVICES AGREEMENT (the “Amendment”) is made as of the 15th day of March, 2004, between the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF® Provider”) and the FEDERAL HOME LOAN BANK OF PITTSBURGH (the “Pittsburgh Bank”).

RECITALS:

WHEREAS, the Pittsburgh Bank and the MPF Provider have previously entered into that certain MORTGAGE PARTNERSHIP FINANCE Services Agreement dated as of April 11, 2000, and amended by two supplemental letters dated May 16, 2000 and August 21, 2000, and five prior amendments dated May, 8, 2000, May 19, 2000, February 1, 2001, October 1, 2003, November 5, 2003 (together, the “Agreement”) pursuant to which the parties agreed, among other things, to make the MORTGAGE PARTNERSHIP FINANCE Program available to members of the Pittsburgh Bank; and

WHEREAS, the Pittsburgh Bank desires to enter into two new Master Commitments, one being a One Billion Dollar ($1,000,000,000) MPF Plus Master Commitment, bearing Number 8116 (“MC 8116”) and the other being a One Billion Dollar ($1,000,000,000) Original MPF for FHA/VA Master Commitment, bearing Number 8115 (“MC 8115), with CHASE MANHATTAN BANK U.S.A., NATIONAL ASSOCIATION (“Chase”); and

WHEREAS, the parties have agreed that the Pittsburgh Bank will retain a 75% interest in MC 8116 and MC 8115 (together, the “Subject MCs”) and will transfer a 25% Participation Share to the MPF Provider under the Subject MCs, subject to the terms and conditions of this Amendment. Any capitalized terms not defined in this Amendment shall have the meaning assigned to them in the Agreement, which includes those terms defined in the PFI Agreement and the Guides and by reference included in the Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants contained herein and in the Agreement, the parties here agree as follows:

1 . Section 7.1.1 of the Agreement is hereby amended with respect to the Subject MCs only, but not with respect to any other Master Commitments, so that the Pittsburgh Bank may elect (i) to exercise the Liquidity Option granted by Section 7.1.1, and expressly include one or more of the Subject MCs in its Liquidity Option notice, in which case the specified Subject MCs will be inactive for the remainder of the Business Day (any of the Subject MCs not expressly included in the Liquidity Option notice shall automatically be excluded from the Liquidity Option), or (ii) to give a Liquidity Option notice solely for one or more of the Subject MCs for the Business Day as provided in the FHLB Guide, in which case the MPF Provider will deactivate the relevant Subject MCs for the remainder of the Business Day. If Chase requests Delivery Commitments under any of the Subject MCs after the Pittsburgh Bank has delivered a Liquidity Option notice that includes such Subject MCs, the MPF Provider may inform

Chase that the relevant Subject MCs have been deactivated at the request of the Pittsburgh Bank. Nothing in this Section is intended to amend or modify the terms of separate Actual/Actual Remittance Option Arrangements that govern Master Commitments serviced under the Actual/Actual Remittance Option.

2. The Pittsburgh Bank agrees that it will not approve Chase exceeding either the monthly maximum for all Conventional Loans of $250 Million set forth in the Addendum to MC 8116, or the monthly maximum for all Government Loans of $150 Million set forth in the Addendum to MC 8115, in either or both cases, without first obtaining the written agreement of the MPF Provider. Further, the Pittsburgh Bank agrees that in the event Chase breaches the representation and warranty in the Addenda to MC 8116 and MC 8115 with respect to the permitted Note Rate and the Bank requires the repurchase of any Mortgage due to such breach, the Pittsburgh Bank will reimburse the MPF Provider for its pro rata share of the Loan Repurchase Amount as calculated in accordance with Chapter 24.3.2 of the Origination Guide without regard to whether the Pittsburgh Bank ever receives or collects the Loan Repurchase Amount from Chase with respect to each such Mortgage.

3. The Pittsburgh Bank agrees to require Chase to contact the Pittsburgh Bank prior to requesting the issuance of any Delivery Commitment issued under any of the Subject MCs, and to obtain the Pittsburgh Bank’s approval for such Delivery Commitment. Further, the parties agree that the MPF Provider shall be entitled to presume that Chase has obtained the Pittsburgh Bank’s prior approval whenever Chase requests a Delivery Commitment under any of the Subject MCs.

4. The parties intend the FHLB Guide (referenced in and incorporated into the Agreement) to provide operational and administrative details that are not appropriate for the Agreement but which are binding on both parties, provided, however, to the extent that any provision the FHLB Guide conflicts with the provisions of the Agreement, the provisions of the Agreement controls.

5. Except for the amendments contained in this Amendment, the Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

FEDERAL HOME LOAN BANK OF CHICAGO		FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ Thomas D. Sheehan	By:	/s/ Craig C. Howie
Name:	Thomas D. Sheehan	Name:	Craig C. Howie
Title:	Sr. Vice President	Title:	Chief Credit Officer

		By:	/s/ Renee A. Pfender
		Name:	Renee A. Pfender
		Title:	Senior Vice President

MORTGAGE PARTNERSHIP FINANCE® and MPR® are registered trademarks of the Federal Home Loan Bank of Chicago.

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